SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                September 5, 2006
                Date of Report (Date of earliest event reported)


                               BUCS FINANCIAL CORP
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


         Maryland                      000-32437              52-2265986
----------------------------          ----------         ----------------------
(State or other jurisdiction          (File No.)             (IRS Employer
 of incorporation)                                       Identification Number)


10455 Mill Run Circle, Owings Mills, Maryland                         21117
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(Address of principal executive offices)                            (Zip Code)



         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act
     [x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     [ ] Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act


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                               BUCS FINANCIAL CORP

                    INFORMATION TO BE INCLUDED IN THE REPORT

                 SECTION 1-REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On September 6, 2006, BUCS Financial Corp ("BUCS") and Community Banks, Inc. ("Community"), jointly issued a press release (the "Press Release") announcing that the parties had entered into an Agreement, dated September 5, 2006 (the "Agreement"). In accordance with the Agreement, Community and BUCS will merge with Community as the surviving entity (the "Merger"). Community will acquire all of the outstanding shares of BUCS common stock for a total purchase price of approximately $22.6 million. The purchase price is based on a fixed price of $24.00 in cash, or shares of Community common stock having an approximate value of $24.00 with the precise exchange ratio to be established at closing based on Community's stock price prior to completion of the merger, or a combination of cash and stock. Community will pay a minimum of 50% and a maximum of 65% of the purchase price in shares of Community common stock, and the remainder of the purchase price will be paid in cash. BUCS shareholders will be able to choose whether to receive stock, cash or a combination of stock and cash for their shares of BUCS common stock, subject to Community's ability to reallocate elections on a proportionate basis.

         The Agreement and the transactions contemplated thereby are subject to the approval of the stockholders of BUCS and the receipt of all required regulatory approvals, as well as other customary conditions. For a complete description of the terms and conditions of the Agreement and the Merger, reference is made to the Agreement and the Press Release attached hereto as Exhibits 2.1 and 99.1, respectively, which are incorporated herein by reference in their entirety.

                   SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits:

                  Exhibit 2.1 --    Agreement,  dated as of September 5, 2006,
                                    by and between Community Banks, Inc. and BUCS Financial Corp.

                  Exhibit 99.1 --   Press Release,  dated September 6, 2006
                                    (incorporated  by reference to the Rule
                                    14a-12 additional soliciting material filed by BUCS on September 6, 2006)


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       BUCS FINANCIAL CORP



Date: September 6, 2006                By: /s/ Herbert J. Moltzan
                                           -------------------------------------
                                           Herbert J. Moltzan
                                           President and Chief Executive Officer